UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

FONAR CORPORATION

______________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-10248	11-2464137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Marcus Drive, Melville, New York 11747 (631) 694-2929
(Address, including zip code, and telephone number of registrant’s principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	FONR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 23, 2025, FONAR Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FONAR, LLC, a Delaware limited liability company (“Parent”), and FONAR Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction of the conditions set forth in the Merger Agreement, Parent will acquire all of the issued and outstanding shares of the Company (other than shares owned by Parent, the Company or any of their respective wholly owned subsidiaries, and Dissenting Shares, as defined below), for an amount in cash equal to the Merger Consideration (as defined below). Parent was formed by a group of individuals led by the Company’s Chief Executive Officer, Timothy Damadian, and consisting of various executives and employees of the Company, including Chief Operations Officer Luciano Bonanni and director Ron Lehman, who are members of Parent holding equity interests of Parent (such individuals, collectively with Parent and Merger Sub, the “Acquisition Group”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, upon the Closing (as defined below) of the Transactions (as defined below), Merger Sub will merge with and into the Company (the “Merger,” and collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”), and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the Merger as a wholly owned subsidiary of Parent.

A special committee of the board of directors of the Company (the “Board”), consisting solely of independent and disinterested members of the Board (the “Special Committee”), has unanimously (i) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the holders of (a) the common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), (b) the Class B common stock, par value $0.0001 per share, of the Company (the “Company Class B Common Stock”), (c) the Class C common stock, par value $0.0001 per share, of the Company (the “Company Class C Common Stock,” and, collectively with the Company Common Stock and the Company Class B Common Stock, the “Company Capital Stock”), and (d) the Class A non-voting preferred stock, par value $0.0001 per share, of the Company (the “Company Class A Preferred Stock”) (excluding the holders of Parent Cancelled Shares, as defined below), (ii) recommended to the disinterested members of the Board that the Board (A) adopt resolutions approving, adopting and declaring advisable the Merger Agreement and the Transactions, including the Merger, and (B) submit the Merger Agreement and the Merger to the Company’s stockholders for adoption and approval at a special meeting of the Company’s stockholders to consider the proposed transaction (the “Company Stockholders Meeting”), and (iii) recommended to the disinterested members of the Board that the Board recommend that the Company’s stockholders vote for the adoption of the Merger Agreement and the Merger at the Company Stockholders Meeting.

The Board, following the unanimous recommendation of the Special Committee and after commercially reasonable, full disclosure of the interests in the Merger and other transactions contemplated by the Merger Agreement by the interested directors (and taking into account that directors Timothy Damadian, Ron Lehman and Jessica Maher recused themselves from the vote), have unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, the Company and the Company’s stockholders (other than the holders of Parent Cancelled Shares); (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; (iii) directed that the Merger Agreement and the Merger be submitted to a vote of the holders of Company Capital Stock for adoption at the Company Stockholders Meeting in accordance with Sections 144 and 251 of the Delaware General Corporation Law (the “DGCL”); and (iv) resolved to recommend that holders of Company Capital Stock vote in favor of the adoption of the Merger Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”).

The closing of the Transactions under the Merger Agreement (the “Closing”) is expected occur to within three business days after the satisfaction, or waiver to the extent permitted under the terms of the Merger Agreement, of the conditions to Closing, but in no event later than March 12, 2026 (the “End Date”); provided that the End Date shall be automatically extended to the later of 90 days following (i) the date the Company’s definitive proxy statement on Schedule 14A is filed and (ii) the date, if applicable, upon which any governmental review or investigation, including, without limitation, any review or investigation by the Securities and Exchange Commission (the “SEC”), is completed.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Capital Stock and Company Class A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Capital Stock or Company Class A Preferred Stock owned by the Company or Parent or any of their respective wholly owned subsidiaries (collectively, “Parent Cancelled Shares”), and (ii) shares held by a holder (a) who has not voted in favor of or consented in writing to the adoption of the Merger Agreement and (b) who is entitled to demand and has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL (such shares referenced in the foregoing clause (ii), collectively, “Dissenting Shares”)), will be converted into the right to receive an amount of cash consideration, as follows: (A) each issued and outstanding share of Company Common Stock and Company Class B Common Stock (other than Parent Cancelled Shares and Dissenting Shares), will be converted automatically into the right to receive $19.00 per share, (B) each issued and outstanding share of Company Class C Common Stock (other than Parent Cancelled Shares and Dissenting Shares) will be converted automatically into the right to receive $6.34 per share, and (C) each issued and outstanding share of Company Class A Preferred Stock (other than Parent Cancelled Shares and Dissenting Shares) will be converted automatically into the right to receive $10.50 per share, in each instance, without interest and subject to deduction for any required withholding tax (collectively, the “Merger Consideration”).

Stockholders of the Company will be asked to vote to approve and adopt the Merger Agreement and the Merger at the Company Stockholders Meeting that will be held on a date to be determined and announced in accordance with the terms of the Merger Agreement and applicable securities laws.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties by each of the Company, Parent and Merger Sub, and also contains customary covenants and agreements, including, among other things, covenants by the Company to (i) conduct its business in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to take certain expressly enumerated actions during such period without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), including, but not limited to, amending the Company’s or any of its subsidiaries’ charter documents, incurring indebtedness, settling claims or actions, engaging in any transactions with any affiliate of the Company, declaring dividends on, or repurchasing or issuing, selling, pledging, disposing of or encumbering, any securities of the Company or any of its subsidiaries, or effecting any stock split, combination or reclassification of any such securities, and amending material contracts (in each case, during the period from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement or the Effective Time).

Under the terms of the Merger Agreement, the Company is subject to a customary “no-shop” provision that restricts the Company and its subsidiaries and their respective representatives from, directly or indirectly, soliciting, initiating, or knowingly facilitating or encouraging the submission of any Takeover Proposal (as defined in the Merger Agreement) from third parties or providing non-public information to or participating in any discussions or negotiations with any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal, or entering into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”), or approving any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL (in each case, during the period from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement or the Effective Time). However, prior to the receipt of the Requisite Company Vote (as defined below), the “no-shop” provision permits the Special Committee to, directly or indirectly through any representative, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited, written Takeover Proposal that the Special Committee believes in good faith, after consultation with the Special Committee’s financial advisors and outside legal counsel, constitutes a Superior Proposal, and thereafter furnish to such third party non-public information relating to the Company or any of the Company’s subsidiaries pursuant to an executed confidentiality agreement; provided, in each such case, that the Board first shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would cause the Board to be in breach of its fiduciary duties under Delaware law. In addition, Parent has agreed to maintain in effect the Company’s current directors’ and officers’ liability insurance for a period of six years following the Effective Time.

As promptly as possible following the date hereof, (i) the Company shall prepare and cause to be filed with the SEC a proxy statement on Schedule 14A and (ii) the Company and certain participants in the Transactions shall jointly prepare and cause to be filed with the SEC a Rule 13E-3 transaction statement on Schedule 13E-3 relating to the adoption of the Merger Agreement by the Company’s stockholders (the “Schedule 13E-3”).

Closing Conditions

Completion of the Merger is subject to various Closing conditions, including, among other things, (i) the Company’s receipt at the Company Stockholders Meeting of (a) the affirmative vote of shares representing a majority of the Company Capital Stock outstanding and entitled to vote, voting together as a single class, after giving effect to the respective voting powers of each class of Company Capital Stock (the “Company Stockholder Approval”), and (b) the affirmative vote of a majority of the votes cast at the Company Stockholder Meeting by disinterested stockholders of their shares of Company Capital Stock, voting together as a single class after giving effect to the respective voting powers of each class of Company Capital Stock (the “Disinterested Stockholder Approval” and together with the Company Stockholder Approval, the “Requisite Company Vote”), in each instance, in favor of the approval and adoption of the Merger Agreement and the consummation of the Merger, (ii) the absence of any law, regulation, order, writ, assessment, decision, injunction, decree, ruling or judgment by any governmental entity, arbitrator or other tribunal having jurisdiction over any party to the Merger Agreement, whether temporary, preliminary or permanent, that makes illegal, enjoins or otherwise prohibits consummation of the proposed Transactions, including the Merger, (iii) the expiration or termination of any waiting period applicable to the consummation of the Merger under, and the filing of all required filings and receipt of all required approvals under, applicable antitrust laws, (iv) the receipt of all consents, approvals and other authorizations of any governmental entity required to consummate the Merger and the other Transactions, free of any condition that would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement) or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions, (v) other customary Closing conditions relating to the representations, warranties and covenants of each of Company, on the one hand, and Parent and Merger Sub, on the other hand, including the accuracy in all respects of the other party’s representations and warranties (subject to certain qualifiers relating to material adverse effect and de minimis inaccuracies), the other party’s compliance with its covenants and agreements, and performance of its obligations, in all material respects (in each instance, as contained and more fully described in the Merger Agreement), and (vi) with respect to the obligations of Parent and Merger Sub to consummate the Closing, the absence of any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Termination

The Merger Agreement contains certain termination rights of the parties, including (i) the right to terminate the Merger Agreement at any time prior to the Effective Time by the mutual written consent of Parent, Merger Sub and the Company and (ii) the right of either Parent or the Company to terminate the Merger Agreement at any time prior to the Closing (whether before or after receipt of the Requisite Company Vote) if (a) the Merger is not consummated on or before the End Date (provided, that such right to terminate will not be available to any party whose breach of any representation, warranty, covenant or agreement under the Merger Agreement is the principal cause of the failure of the Merger to be consummated on or before the End Date), (b) any laws or governmental orders prohibit the consummation of the Merger, so long as the terminating party has not breached in any material respects its obligation to use its reasonable best efforts to obtain any necessary governmental or contractual approvals required in connection with the Merger, or (c) the Requisite Company Vote is not obtained at the Company Stockholders Meeting.

Parent has the further right to terminate the Merger Agreement at any time prior to the Effective Time if: (A) (i) prior to the time the Requisite Company Vote is obtained, the Board has (a) withdrawn or modified the Company Board Recommendation in any manner adverse to Parent, (b) failed to include the Company Board Recommendation in the Company’s proxy statement for the Company Stockholders Meeting, (c) publicly proposed to, or has, adopted, approved, endorsed, declared advisable or recommended a Takeover Proposal, (d) failed to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten business days after the commencement of such offer, or (e) failed to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten business days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the person making such Takeover Proposal (a “Company Adverse Recommendation Change”), or (ii) the Company has approved or adopted, or recommended the approval or adoption of, any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any Takeover Proposal; (B) the Company has breached or failed to perform in any material respect its covenants and agreements relating to non-solicitation or the Company Stockholders Meeting and the proxy statement relating thereto; or (C) the Company has breached any of its representations, warranties, covenants or agreements contained in the Merger Agreement which would give rise to the failure of a Closing condition and such breach is not capable of being cured prior to the End Date or has not been cured within 30 business days after notice of such breach is provided by Parent to the Company, so long as neither of Parent or Merger Sub are then in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement.

The Company has the further right to terminate the Merger Agreement at any time prior to the Effective Time if (x) prior to receipt of the Requisite Company Vote, the Board authorizes the Company (to the extent permitted by and subject to the Company’s obligations under the Merger Agreement, including the Company’s non-solicitation obligations) to accept a Superior Proposal and enter into an Company Acquisition Agreement (other than a confidentiality agreement) (a “Company Alternative Transaction”), provided that the Company has paid any termination fee due and payable under the Merger Agreement, and subject to the Company substantially concurrently entering into such Company Acquisition Agreement, or (y) either Parent or Merger Sub has materially breached any of their respective representations, warranties, covenants or agreements contained in the Merger Agreement, which breach would give rise to a failure of a Closing condition and such breach is not capable of being cured prior to the End Date or has not been cured within 30 business days after notice of such breach is provided by the Company to Parent, so as long as the Company is not then in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement.

Termination Fee

Upon termination of the Merger Agreement under specified circumstances set forth therein, the Company will be required to pay Parent a termination fee equal to $450,000, including the aggregate dollar amount of Parent’s reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of Parent and Parent’s affiliates), incurred by Parent or on its behalf in connection with or related to, among other things, the authorization, preparation, negotiation, execution and performance of the Merger Agreement and any transactions related thereto, and all other matters related to the Merger and the other transactions contemplated by the Merger Agreement. Subject to certain limitations set forth in the Merger Agreement, either party may terminate the Merger Agreement if the Merger is not consummated by the End Date (including as may be extended from time to time in accordance with the terms of the Merger Agreement).

Delisting of Shares of Company Common Stock

If the Merger and other proposed Transactions are consummated, the Company Common Stock will cease to be quoted on the Nasdaq Stock Exchange LLC and will be eligible for deregistration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We expect to apply for the Company Common Stock to be de-registered under the Exchange Act as promptly as practicable following the Effective Time.

Financing Commitments

Parent has delivered to the Company (i) an executed bank financing commitment letter (the “Bank Commitment Letter”) from OceanFirst Bank, N.A. (“OceanFirst”), pursuant to which, and subject to the terms and conditions set forth in the Bank Commitment Letter, OceanFirst has committed to provide debt financing in an aggregate amount of $35,000,000, (ii) executed debt subscription agreements (the “Debt Commitment Agreements”) from certain financing sources (including investors in Parent) (each, individually, a “Debt Financing Source” and, collectively, the “Debt Financing Sources”), pursuant to which, and subject to the terms and conditions set forth in the Debt Commitment Agreements, the Debt Financing Sources have committed to provide debt financing in an amount of not less than $10,000,000 (the transactions described in the foregoing clauses (i) and (ii), collectively, the “Debt Financing”), and (iii) executed equity subscription agreements (the “Equity Commitment Agreements” and, collectively with the Bank Commitment Letter and the Debt Commitment Agreements, the “Financing Commitments”), from certain investors, pursuant to which such investors have committed, subject to the terms and conditions set forth in the Equity Commitment Agreements, to provide equity financing (comprised of cash and rollover securities) in an amount of not less than $45,000,000 (the “Equity Financing” and, together with the Debt Financing, the “Financing”).

The Transactions are not contingent on the Company’s ability to obtain the Financing or any alternative financing.

The foregoing descriptions of the Merger Agreement and the Transactions, including the Merger, are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

General

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report to provide investors with information regarding the terms of the Merger and the Merger Agreement. The Merger Agreement and the above description of the Merger Agreement are not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of the Company, Parent and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the parties and their respective subsidiaries that are included in reports, statements and other filings made with the SEC and the transaction statement on Schedule 13E-3 to be filed by the Company, Parent and certain other persons in connection with the Merger. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries, affiliates or businesses.

Voting Agreement

In connection and concurrently with the execution of the Merger Agreement, the Company entered into individual Voting Agreements, each dated as of December 23, 2025, with certain stockholders consisting of the members of the Acquisition Group (collectively, the “Voting Agreements”), under which such stockholders have agreed, subject to the terms and conditions set forth in the Voting Agreements, to (i) vote the respective shares of Company Capital Stock they currently beneficially own (collectively, the “Subject Shares”) in favor of the Merger Agreement and the Merger at the Company Stockholders Meeting and at any adjournment or postponement thereof, and (ii) not to sell, sell short, transfer (including by gift), pledge, encumber, assign or otherwise dispose of, or enter into any contract for any of the foregoing, (subject to certain permitted transfers) any of the Subject Shares. The Voting Agreements provide for customary representations, warranties and covenants by the Company and the stockholders party thereto, and will terminate automatically and without further action upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms, (b) the date of a change in the Company Board Recommendation, (c) a written agreement between the Company and any stockholder party to the Voting Agreements to terminate such stockholder’s Voting Agreement, provided that any such termination shall be effective only with respect to such stockholder, and (d) the Effective Time. The number of votes subject to the Voting Agreements aggregate to 6,622,872, giving effect to the voting power of the Company Common Stock (one vote per share) and Company Class C Common Stock (25 votes per share). For the avoidance of doubt, the votes represented by the Subject Shares shall not be counted for purposes of obtaining the Disinterested Stockholder Approval under DGCL Section 144(c). The foregoing summary of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the Transactions involving the Company, Parent and Merger Sub. In connection with the Transactions, (i) the Company intends to file the relevant materials with the SEC, including a proxy statement on Schedule 14A and (ii) certain participants in the Transactions intend to jointly file with the SEC a Schedule 13E-3 Transaction Statement, which will contain important information on the Company, Parent and Merger Sub, and the Transactions, including the terms and conditions of the Transactions. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement, the Schedule 13E-3 and a proxy card to each stockholder of the Company entitled to vote at the Company Stockholders Meeting. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed Transactions. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.fonar.com/investor-relations.html. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13E-3 and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Transactions because they contain important information about the Company and the proposed Transactions. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval.

Stockholders of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement and the Schedule 13E-3 Transaction Statement, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the Transactions.

Participants in the Proxy Solicitation

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the Transactions under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as filed with the SEC on September 22, 2025 (the “Form 10-K”), the Company’s proxy statement on Schedule 14A filed with the SEC on April 7, 2025, in connection with its 2025 annual meeting of stockholders, and the proxy statement, the Schedule 13E-3 Transaction Statement and other relevant materials that will be filed with the SEC in connection with the Transactions when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Transactions and the Schedule 13E-3 Transaction Statement when they become available.

WE URGE INVESTORS TO READ THE PROXY STATEMENT, SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY IN CONNECTION WITH THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this Current Report, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual results of forward-looking statements, including but not limited to the consummation of the proposed Transactions, including the Merger, or those pertaining to expectations regarding the Company’s financial performance, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, and changes in local, regional, and national economic conditions, including as a result of the systemic and structural changes in the healthcare industry. Forward-looking statements presented herein are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this Current Report are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements set forth in this Current Report: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; the inability to complete the proposed Transactions, including the Merger, due to the failure to satisfy any condition to the Closing, including that the Company obtains the Requisite Company Vote and other Closing conditions described in the Merger Agreement; risks that the proposed Merger disrupts current plans and operations of the Company; potential difficulties in employee retention as a result of the proposed Transactions; legislative, regulatory and economic developments; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Transactions; the effect of the announcement of the proposed Transactions on the Company’s relationships with referral sources and vendors, operating results and business generally, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in the Company’s news releases and filings with the SEC, including but not limited to those described in the Form 10-K under the heading “Risk Factors” and in the Company’s subsequent reports filed with the SEC, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, the Company’s actual results may vary in material respects from what it may have expressed or implied by these forward-looking statements. The Company cautions that you should not place undue reliance on any of its forward-looking statements. Any forward-looking statement made by the Company in this Current Report speaks only as of the date of this Current Report. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this Current Report are free from errors. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Item 8.01 Other Events.

On December 29, 2025, the Company issued a press release announcing the Company’s entry into the Merger Agreement. A copy of that press release is furnished as Exhibit 99.1 and incorporated by reference into this Item 8.01.

The information provided pursuant to this Item 8.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated December 23, 2025, by and among FONAR Corporation, FONAR, LLC and FONAR Acquisition Sub, Inc.
10.1†	Form of Voting Agreement entered into on December 23, 2025 by FONAR Corporation with each member of the Acquisition Group.
99.1	Press release, dated December 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	Schedules (or similar attachments) to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of the omitted exhibits and schedules to the SEC on a supplemental basis upon its request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION
(Registrant)

By /s/ Timothy R. Damadian
Timothy R. Damadian
President and CEO
Dated: December 29, 2025